UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2006

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(713) 462-0303

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Change in Chief Financial Officer

Joseph Dorman, the Chief Financial Officer of the Company, has resigned that position effective May 18, 2006. Mr. Dorman will assume the position of General Counsel for the Company.

Mahesh S. Shetty has been elected to serve as the Chief Financial Officer of the Company effective May 18, 2006. Mr. Shetty has served as the Chief Financial Officer of IAP LLC and its subsidiary C TAP, LLC, a telecommunications systems integrator providing voice and data integration solutions to Fortune 1000 companies, since 2003; as Senior Director, Finance of Vartec Telecom, Inc., a global telecommunications company based in Dallas, Texas with over 6 million residential customers, from 2001 to 2003; and as Corporate Controller of Broadband Gateways, Inc., a company engaged in the development and manufacture of residential gateways to enable broadband over existing telephone lines, from 2000 to 2001. Mr. Shetty is a certified public accountant and a chartered accountant with over 25 years experience working in public accounting and finance. He received a BS degree from Osmania University in 1981 and an MBA degree from University of Texas, Dallas in 1999.

Election of New Director

John T. Corcia was elected effective April 1, 2006 to serve as a Class II director until the Annual Meeting of Shareholders in 2007 or until his successor is elected and qualified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NO NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Neal Kaufman
Neal Kaufman, CEO

Dated: May 18, 2006

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